Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 6, 2025, relating to the financial statements of The Real Brokerage Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 40-F of the Company for the year ended December 31, 2024.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

May 30, 2025